                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-54476

                              MEDIX RESOURCES, INC.
                            SUPPLEMENT TO PROSPECTUS
                              DATED APRIL 17, 2001

     On August 14, 2001,  the Company  filed a Form 10-Q for its second  quarter ending June 30, 2001.  A copy of the Form 10-Q can be obtained  from the Company or from the SEC, and should be delivered with the  Prospectus.  Our net loss for the quarter was ($1,635,000), and at June 30, 2001 we had an accumulated deficit of ($27,317,000) and a working capital deficit of ($1,347,000).

     As of the date hereof,  RoyCap, Inc. has advanced to the Company $2,450,000 under the Securities  Purchase  Agreement,  dated December 29, 2000, between the
Company and RoyCap,  Inc., as amended. In connection  therewith,  we have issued
3,205,875  shares  to  RoyCap,  Inc.,  and  $500,000  principal  amount  of  our convertible promissory note held by RoyCap, Inc. remains outstanding.

                 The date of this Supplement is August 14, 2001